TIAA Retirement Annuity Accounts	Exhibit 99.1
TIAA Real Estate Account
Real Estate	As of 03/31/17

Portfolio Net Assets $24.6 Billion	Inception Date 10/2/1995	Symbol QREARX	Estimated Annual Expenses1 2 0.89%

Portfolio Strategies	Performance
This variable annuity account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expense needs. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related assets with the goal of producing favorable long-term returns. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account may also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments may not comprise more than 25% of the Account’s net assets. The Account will invest the remaining portion of its assets (targeted between 15% and 25% of net assets) in publicly traded, liquid investments.
Total Return	Average Annual Total Return
3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	1.13%	1.13%	4.42%	8.06%	8.58%	3.09%	6.42%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your accumulation units. For current performance information, including performance to the most recent month-end, please visit TIAA.org, or call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1]    The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account’s total annual expense deduction appears in the Account’s prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Learn More	Hypothetical Growth of $10,000
For more information please contact: 800-842-2252 Weekdays, 8 a.m. to 10 p.m. (ET), Saturdays, 9 a.m. to 6 p.m. (ET), or visit TIAA.org
The chart illustrates the performance of a hypothetical $10,000 investment on March 31, 2007 and redeemed on March 31, 2017.

— TIAA Real Estate Account	$13,558

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type	As of 03/31/17	Properties by Region	As of 03/31/17
% of Real Estate Investments3 4	% of Real Estate Investments[4]
Office	43.0	West	41.0
Apartment	21.0	East	36.3
Retail	19.2	South	21.4
Industrial	14.0	Midwest	1.3
Other	2.8

[3] Other properties represents interest in Storage Portfolio investment and a fee interest encumbered by a ground lease real estate investment.
[4] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate		As of 03/31/17

Portfolio Composition	As of 03/31/17	Market Recap
Investments by Type	% of Net Assets	Moderate Job Growth and Increased Real Estate Supply
Real Estate Properties (Net Of Debt)	53.1%
The Bureau of Labor Statistics reported that the U.S. economy added 533,000 jobs during the first quarter of 2017 as compared to 443,000 jobs during the fourth quarter of 2016. More than
200,000 jobs were added in January and February, but slowed to 98,000 in March. Economists attributed the softening in March to bad weather and accelerated hiring at the start of the year. The unemployment rate ended the first quarter at 4.5%, down from 4.7% at year-end 2016, and the lowest it has been since the pre-recession low of 4.4%.
Demand for office space is driven by employment trends in office-using sectors such as finance and professional & business services. In the first quarter, the financial services sector added 45,000 jobs as compared to 40,000 in the fourth quarter of 2016, while professional and business services employment increased by 151,000 as compared to 137,000 previously. CB Richard Ellis Econometric Advisors (“CBRE-EA”) reported that the national office vacancy rate ticked up to 13.0% during first quarter from 12.9% previously. The uptick was largely due to increasing supply. Almost half (28) of the 63 office markets tracked by CBRE-EA experienced declining rates, but vacancy rates increased overall in the first quarter.
The national industrial availability rate increased to 8.0% in 1Q17 from 7.9% in the fourth quarter.
This marks the first increase after 27 consecutive quarters of declining availability, the longest period on record. CBRE-EA notes that the increase was not unexpected due to increasing supply; over 180 million square feet were delivered in 2016, the most since 2008. Consequently, availability rates increased in 38 of the 64 industrial markets tracked by CBRE-EA.
The national apartment vacancy rate increased for the third consecutive quarter on a year-over-year basis and is now 5.0%, up from 4.7% during first quarter 2016. (Year-over-year comparisons are necessary due to seasonal leasing patterns.) CBRE-EA noted that vacancy rates increased in more markets (46) than declined (18), and one market went unchanged. Softer vacancy rates are expected as markets continue to deliver new supply. CBRE-EA expects the apartment market will generally stabilize over the next couple of years, as the pipeline tapers off.
Preliminary data from the U.S. Census Bureau indicate that retail sales excluding motor vehicles and parts increased 1.5% from fourth quarter 2016 and 5.4% over first quarter 2016 sales. Rising gasoline prices and the non-store retail segment contributed to growth. CBRE-EA data show that retail market conditions remained steady during the first quarter as the national availability rate held at 10.1%. Continuing job growth should increase wages and boost consumer spending in 2017.
Note: Data subject to revision

Real Estate Joint Venture And Limited Partnerships	24.6%
Short-Term Investments	16.6%
Marketable Securities Real Estate-Related	4.5%
Loans Receivable	1.2%
Other (Net Receivable/Liability)	0.0%

Top 10 Holdings[5]	As of 03/31/17
	% of Total Investments[6]
Fashion Show	3.1%
1001 Pennsylvania Avenue	3.0%
The Florida Mall	2.8%
DDR	2.5%
Colorado Center	2.2%
Fourth and Madison	1.9%
99 High Street	1.9%
501 Boylston Street	1.8%
425 Park Avenue	1.7%
Ontario Industrial Portfolio	1.6%

Important Information
[5]
The top 10 holdings are subject to change and may not be representative of the Account’s current or future investments. The holdings listed only include the Account’s long-term investments. Money market instruments and/or futures contracts, if applicable, are excluded. The holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy or sell a particular security.

[6]
Fair Value as reported in the March 31, 2017 Consolidated Schedule of Investments. Investments owned 100% by the Account are reported based on fair value. Investments in joint ventures are reported at the net equity value on a fair value basis, and are presented at the Account’s ownership interest.

Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds a 50% interest, and is presented net of debt. As of March 31, 2017, this debt had a fair value of $429.4 million.
1001 Pennsylvania Avenue is presented gross of debt. The value of the Account's interest less the fair value of leverage is $471.5 million.
The Florida Mall is held in a joint venture with Simon Property Group, L.P., in which the Account holds a 50% interest, and is presented net of debt. As of March 31, 2017, this debt had a fair value of $178.5 million.
DDR Joint Venture, in which the Account holds an 85% interest, and consists of 25 retail properties located in 11 states and is presented net of debt. As of March 31, 2017, this debt had a fair value of $526.9 million.
Colorado Center is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest.
Fourth and Madison is presented gross of debt. The value of the Account's interest less the fair value of leverage is $320.2 million.
501 Boylston Street is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $277.5 million.

Real estate investment portfolio turnover rate was 1.3% for the year ended 12/31/16. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate was 3.5% for the year ended 12/31/16. Marketable securities portfolio turnover rate is calculated by

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TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 03/31/17

dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

This material is for informational or educational purposes only and does not constitute a recommendation or investment advice in connection with a distribution, transfer or rollover, a purchase or sale of securities or other investment property, or the management of securities or other investments, including the development of an investment strategy or retention of an investment manager or advisor. This material does not take into account any specific objectives or circumstances of any particular investor, or suggest any specific course of action. Investment decisions should be made in consultation with an investor's personal advisor based on the investor's own objectives and circumstances.

Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.

TIAA-CREF Individual & Institutional Services, LLC, Teachers Personal Investors Services, Inc., Members FINRA and SIPC, distribute securities products.

Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.

THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.

A Note About Risks

In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.

The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.

©2017 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017
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